Exhibit 99.1

Consolidated Freightways Corporation

Consolidating Income Statements

For the Month Ended September 30, 2003

	Consolidated Freightways Corporation of Delaware	Consolidated Freightways Corporation	CF AirFreight Corporation	Leland James Service Corporation	Redwood Systems Inc.	CF MovesU Inc.	CFCD 2002 LLC	CFCD 2002 Member LLC	CFCD 2002A LLC	CFCD 2002A Member LLC	Total
Revenue—Customers	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
Revenue—Affiliates	—	—	—	—	—	—	—	—	—	—	—

Total Revenue	—	—	—	—	—	—	—	—	—	—	—

Operating Expenses	215,872	—	91,589	17	—	—	10	—	—	—	307,488
Salaries, Wages, and Benefits	297,926	—	—	5,504	—	—	—	—	—	—	303,430
Purchased Transportation	—	—	(1,096)	—	—	—	—	—	—	—	(1,096)
Operating Taxes and Licensing	270,018	—	—	—	—	—	(14,694)	—	432,853	—	688,177
Claims and Insurance	237,558	—	—	—	—	—	17,132	—	(858)	—	253,832
Rents	(5,988)	—	—	—	—	—	—	—	—	—	(5,988)
Depreciation	7,195	—	—	—	73	—	—	—	—	—	7,268
Amortization	319,108	—	—	971,515	(75)	—	—	—	—	—	1,290,548
Other G&A Expense	3,176,243	—	4,676	(977,036)	24,987	—	—	—	—	—	2,228,870
(Gain)/Loss on Sales of Equip	(12,514,569)	—	—	—	—	—	68,401	—	224,465	—	(12,221,703)

Total Operating Expenses	(7,996,637)	—	95,169	—	24,985	—	70,849	—	656,460	—	(7,149,174)

Operating Income	7,996,637	—	(95,169)	—	(24,985)	—	(70,849)	—	(656,460)	—	7,149,174
Other Interest Expense	—	—	—	—	—	—	—	—	—	—	—

Interest Expense	—	—	—	—	—	—	—	—	—	—	—
Temporary Investment Interest	—	—	—	—	—	—	7,669	—	5,902	—	13,571
Affiliate Interest Income	—	—	—	—	69,198	—	—	—	—	—	69,198
Other Interest Income	7,707	—	—	—	—	—	—	—	—	—	7,707

Interest Income	7,707	—	—	—	69,198	—	7,669	—	5,902	—	90,476
Debt Expense	(310,937)	—	—	—	—	—	—	—	—	—	(310,937)
Other Miscellaneous, Net	(121,188)	—	—	—	—	—	—	—	—	—	(121,188)

Income Before Taxes	7,572,219	—	(95,169)	—	44,213	—	(63,180)	—	(650,558)	—	6,807,525
Federal Income Tax Current	—	—	—	—	—	—	—	—	—	—	—
Federal Income Tax Deferred	—	—	—	—	—	—	—	—	—	—	—
State Income Tax Current	—	—	—	—	—	—	—	—	—	—	—
Foreign Income Tax Current	—	—	—	—	—	—	—	—	—	—	—

Income Taxes	—	—	—	—	—	—	—	—	—	—	—
Net Income to Common Stockholders	$7,572,219	$—	$(95,169)	$—	$44,213	$—	$(63,180)	$—	$(650,558)	$—	$6,807,525